UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: November 20, 2002

(Date of earliest event reported)

HUFFY CORPORATION

(Exact name of Registrant as specified in its Charter)

Ohio (State or other jurisdiction of incorporation)	1-5325 (Commission File No.)	31-0326270 (IRS Employer Identification Number)

225 Byers Road, Miamisburg, Ohio	45342-3657
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (937) 866-6251

N/A

(Former name or former address, if changed since last report)

Item 5.  Other Events

In Current Reports on Form 8-K filed October 29, 2002, November 8, 2002 and November 14, 2002, Huffy Corporation reported on the status of two cases involving its former subsidiary, Washington Inventory Service ("WIS"), which was acquired from Huffy Corporation by WIS Holdings Corp. on November 3, 2000.

The two cases are Perez v. Washington Inventory Service, pending in the Los Angeles, California Superior Court, and Miranda v. Washington Inventory Service, pending in the U.S. District Court for the Central District of California.  The Perez case has been certified as a class action, and the plaintiffs are seeking class action certification in the Miranda case.  Huffy Corporation is not a named defendant in the Perez case but is a named defendant in the Miranda case.  Huffy Corporation is potentially obligated to indemnify WIS Holdings Corp. for some portion of any liability it or WIS incurs in the Perez case and has potential liability in the Miranda case for the period it owned WIS.

In the Form 8-K filed on October 29, 2002, Huffy Corporation reported that a settlement mediation session in the Perez case had ended without resolution of that case.  Huffy Corporation further reported that it could not then predict the likely outcome of either case, or the materiality of the outcome to Huffy Corporation under its indemnity obligations to WIS Holdings Corp. and WIS.

During the week of November 4, 2002 a series of communications among the interested parties' counsel, including Huffy Corporation's counsel, took place, culminating in face to face settlement negotiations.  These negotiations were preliminary in nature, in anticipation of a formal mediation session scheduled to occur on November 18, 2002.  Based on progress made in these preliminary negotiations, in the Form 8-K filed on November 8, 2002 Huffy Corporation reported that its obligation to indemnify WIS Holdings Corp. and/or WIS was likely to be material in amount.

The November 18, 2002 formal mediation session occurred as scheduled.  Resolution of Huffy Corporation’s indemnification obligations to WIS and WIS Holdings Corp. and its potential liability under the Miranda case and other asserted claims was dependent upon an acceptable outcome of the mediation.  In the November 18 mediation session, the parties'   tentative settlement was approved by the mediator, a former justice of the California Supreme Court.  Although approved by the mediator, the tentative settlement between WIS and the plaintiffs is subject to completion of formal documentation as well as a reasonableness hearing before the court and final court approval.

Huffy Corporation currently believes that its total exposure for settlement of these cases, related claims, and indemnification of WIS and WIS Holdings Corp. will not exceed $7.7 million, provided that the litigation settlement occurs on the currently pending basis.  Should the foregoing occur, Huffy Corporation anticipates that it will record a non-recurring charge to earnings related to discontinued operations during the fourth quarter of 2002.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Registrant	HUFFY CORPORATION

Date: November 20, 2002	/s/Robert W. Lafferty
By: Robert W. Lafferty Vice President - Finance Chief Financial Officer and Treasurer